PROXY
COGNIGEN NETWORKS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert K. Bench and Todd Esplin and each of them, as proxies, with full power of substitution, and hereby authorizes each of them to represent and vote, as designated below, all shares of Common Stock of Cognigen Networks, Inc., a Colorado corporation (the "Company"), held of record by the undersigned on February 28, 2008 at a Special Meeting of Shareholders (the "Special Meeting") to be held at the offices of Parr Waddoups Brown Gee & Loveless, 185 S. State Street, Suite 1300, Salt Lake City, Utah 84111, on March 31, 2008, at 11:00 a.m., local time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Special Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1.
PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY to effect a reverse split of the issued and  outstanding shares of common stock of the Company, pursuant to which each 50 shares of the Company's pre-split common stock issued and outstanding as of the effective date of the reverse split will be exchanged for one share of the Company's post-split common stock.

ð For                                                      ð Against                                           ð Abstain

2.
PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY to reduce the number of authorized shares of common stock of the Company from 300,000,000 shares, $.001 par value per share, to 100,000,000 shares, $.0001 par value per share and the number of authorized shares of preferred stock of the Company from 20,000,000 shares, no par value per share, to 400,000 shares, $.0001 par value per share.

ð For                                                      ð Against                                           ð Abstain

3.
PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY to change the name of the Company to BayHill Capital Corporation and make other revisions intended to facilitate the foregoing actions and the re-incorporation of the Company, as the Board of Directors deems necessary.

ð For                                                      ð Against                                           ð Abstain

4.	PROPOSAL TO RE-INCORPORATE THE COMPANY UNDER THE LAWS OF THE SATE OF DELAWARE.

ð For                                                      ð Against                                           ð Abstain

5.	PROPOSAL TO ADOPT THE COGNIGEN NETWORKS, INC. 2008 STOCK INCENTIVE PLAN.

ð For                                                      ð Against                                           ð Abstain

6.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO AMENDED THE ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT, FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK, FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY AND MAKE OTHER REVISIONS THE BOARD OF DIRECTORS DEEMS NECESSARY, FOR THE PROPOSAL TO  RE-INCORPORATE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR THE PROPOSAL TO ADOPT THE COGNIGEN NETWORKS, INC. 2008 STOCK INCENTIVE PLAN.

Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.

DATED:__________________________________, 2008

    ______________________________________________________________
                                    Signature
______________________________________________________________
Signature if held jointly

(Please sign above exactly as the shares are issued. When shares are held by joint tenants, both entities should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)